SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2012, Walgreen Co. (the “Company”), Alliance Boots GmbH (“Alliance Boots”), a private limited liability company incorporated under the laws of Switzerland and AB Acquisitions Holdings Limited, a private limited liability company incorporated under the laws of Gibraltar (the “Seller”) jointly controlled by affiliates of Stefano Pessina (“SP”) and Kohlberg Kravis Roberts & Co. L.P. (“KKR”), entered into a Purchase and Option Agreement (the “Purchase and Option Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, the Company will acquire 45% of the issued and outstanding share capital of Alliance Boots in exchange for $4.025 billion in cash (the “Cash Consideration”), and 83,392,670 shares of Company common stock, par value $0.078125 per share (“Common Stock”) (such acquisition, “First Step Transaction”). The Purchase and Option Agreement also provides, among other things and subject to the satisfaction or waiver of specified conditions, that the Company will have the right, but not the obligation, to acquire the remaining 55% interest in Alliance Boots (the “Call Option”) in exchange for £3.133 billion in cash, payable in British pounds sterling, and 144,333,468 shares of Common Stock, subject to certain specified adjustments (the “Second Step Transaction”). The Call Option is exercisable by the Company, in its sole discretion, at any time during the period beginning 30 months after the closing of the First Step Transaction and ending on the third anniversary of the closing of the First Step Transaction.

At the closing of the First Step Transaction, (i) the Company, Alliance Boots and the Seller will enter into a Shareholders’ Agreement regarding, among other things, the ongoing governance of Alliance Boots following the closing of the First Step Transaction (the “AB Shareholders Agreement”) and (ii) the Company, KKR (and certain of its affiliates) (the “KKR Investors”), SP (and certain of his affiliates) (the “SP Investors”) and other shareholders of the Seller receiving Common Stock in the transaction (together with the KKR Investors and the SP Investors, the “Investors”) will enter into a Shareholders’ Agreement regarding, among other things, certain rights and obligations of the Investors as shareholders of the Company (the “Company Shareholders Agreement”).

Pursuant to the AB Shareholders Agreement, the Company will, among other things, be initially entitled to designate four directors to the Board of Directors of Alliance Boots, with such number of directors to be adjusted based on certain specified factors, including, among others, the Company’s beneficial ownership of Alliance Boots. The AB Shareholders Agreement also provides that the Company and the Seller, as shareholders of Alliance Boots, will have certain approval rights over certain significant actions of Alliance Boots, and will be subject to certain transfer restrictions with respect to Alliance Boots shares. The AB Shareholders Agreement also contains mutual non-competition arrangements between the Company and Alliance Boots.

Pursuant to the Company Shareholders Agreement, for so long as the SP Investors and the KKR Investors continue to meet certain Common Stock beneficial ownership thresholds and subject to certain other conditions, the SP Investors and the KKR Investors, respectively, will each be entitled to designate a nominee (the “SP Investor Designee” and the “KKR Investor Designee”, as applicable) to the Board of Directors of the Company for inclusion in the Company’s slate of directors. The SP Investors and KKR Investors have agreed to, for so long as the SP Investors shall have the right to designate the SP Investor Designee (or SP continues to serve as Executive Chairperson or Chief Executive Officer of Alliance Boots), and for so long as the KKR Investors shall have the right to designate the KKR Investor Designee, subject to certain exceptions, the SP Investors and the KKR Investors, as applicable, shall be obligated to vote all of their Company shares in accordance with the Company Board’s recommendation on all matters submitted to a vote of Company shareholders (including the election of directors). The Company Shareholders Agreement contains, among other things, certain restrictions on the Investors’ ability to transfer their shares of Common Stock and also contains certain standstill provisions that, among other things, and subject to certain exceptions, prohibit SP, KKR and their respective affiliates from acquiring additional Common Stock above specified limits. The Company Shareholders Agreement also provides that, among other things, from and after the expiration of the transfer restrictions described above, the Investors will be granted registration rights with respect to Company stock, and also contains certain provisions that restrict the ability of SP and his affiliates from competing with the Company in certain respects.

A copy of the Purchase and Option Agreement, which includes the forms of the AB Shareholders Agreement and the Company Shareholders Agreement on Annexes A and B thereto, is attached hereto as Exhibit 2.1 and incorporated by reference herein. The summaries of each of the Purchase and Option Agreement, the AB Shareholders Agreement and the Company Shareholders Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of Exhibit 2.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The proposed issuance of Company common stock in connection with the transaction described in Item 1.01 above, which is subject to the terms and conditions set forth in the Purchase and Option Agreement, has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the Commission promulgated thereunder. The offering was made only to the sole shareholder of Alliance Boots in connection with the transactions contemplated by the Purchase and Option Agreement. The disclosure regarding the Purchase and Option Agreement under Item 1.01 above is incorporated in this Item 3.02 by reference, and the copy of the Purchase and Option Agreement filed as Exhibit 2.1 hereto is incorporated herein by reference.

Item 8.01.	Other Event.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

The Cash Consideration is expected to be financed with a combination of new debt and cash on the Company’s balance sheet. On June 18, 2012, the Company entered into a commitment letter (the “Commitment Letter”) that provides a 4-month commitment, subject to a 2-month extension for regulatory reasons (the “Outside Date”), for a $3.5 billion 364-day unsecured bridge loan facility (the “Facility”) with Goldman Sachs Bank USA (“GS”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America, N.A. (“BofA” and together with MLPFS, “BAML” and together with GS, the “Commitment Parties”), with GS as administrative agent (the “Administrative Agent”) and BAML as syndication agent. Subject to certain customary terms and conditions, the Facility may be used to fund, in part, the First Step Transaction and to pay the related fees and expenses.

Borrowings by the Company under the Facility will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the base rate or the reserve adjusted Eurodollar rate, in each case, plus an applicable margin calculated as described in the Commitment Letter. In no event will the base rate be less than the sum of (i) the one-month reserve adjusted Eurodollar rate plus (ii) 100 basis points. The Company will also pay to the Commitment Parties and the lenders under the Facility certain customary fees, including duration fees and commitment fees as described in the Commitment Letter. The loans under the Facility will mature and be payable in full on the date that is 364 days after the date (occurring on or before the Outside Date) on which the loans under the Facility are made and the First Step Transaction is consummated.

The closing of the Facility and the availability of the loans thereunder are subject to the satisfaction of certain conditions as provided in the Commitment Letter. The definitive loan documentation for the Facility will contain representations and warranties, affirmative, negative and financial covenants and events of default consistent with the terms set forth in the Commitment Letter and otherwise substantially similar to the terms set forth in the Company’s existing credit agreement, dated as of July 20, 2011 and amended as of February 29, 2012, in all material respects unless otherwise mutually and reasonably agreed in light of the Administrative Agent’s operating requirements.

*    *    *    *    *

The representations, warranties and covenants of each party set forth in the Purchase and Option Agreement (including those in the forms of AB Shareholders Agreement and Company Shareholders Agreement) have been made only for purposes of, were and are solely for the benefit of the parties to, the Purchase and Option Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase and Option Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties (i) will not survive consummation of the First Step Transaction, unless otherwise specified therein, and (ii) were made only as of the date of the Purchase and Option Agreement or such other date as is specified in the Purchase and Option Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase and Option Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase and Option Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase and Option Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. The Purchase and Option Agreement should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that the Company files with the Securities and Exchange Commission.

Item 9.01.	Exhibits.

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

2.1	Purchase and Option Agreement dated June 18, 2012 and related annexes*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy”, “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to satisfy the closing conditions and consummate the proposed transactions on a timely basis or at all, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Option Agreement or the Commitment Letter, our ability to consummate the financing arrangements contemplated by the Commitment Letter, our ability to subsequently arrange for and consummate permanent financing on acceptable terms, risks that the proposed transactions disrupt plans and operations of either Walgreens or Alliance Boots, the ability to realize anticipated synergies, the ability to achieve anticipated financial results, the amount of costs, fees, expenses and charges incurred by Walgreens or Alliance Boots related to the transaction, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised, changes in vendor, payer and customer relationships and terms, and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: June 19, 2012	By:	/s/ Thomas J. Sabatino, Jr.

	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

2.1	Purchase and Option Agreement dated June 18, 2012 and related annexes*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.